SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 1, 2003
                                                          ------------

                              GWL&A FINANCIAL INC.
             (Exact name of registrant as specified in its charter)

         Delaware                 333-64473             84-1474245
(State or other jurisdiction     (Commission File      (IRS Employer
 of incorporation)                Number)               Identification No.)

8515 East Orchard Road, Greenwood Village, Colorado       80111
(Address of principal executive offices)                (Zip Code)

(303) 737-3000

(Registrant's telephone number, including area code)
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number        Title

99                    Great-West Lifeco Press Release dated May 1, 2003


ITEM 9.        REGULATION FD DISCLOSURE

On May 1, 2003, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the first quarter of 2003. The press release includes a discussion of the financial results of the Registrant. A copy of the press release is attached as Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.

ITEM 12.       DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 1, 2003, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the first quarter of 2003. The press release includes a discussion of the financial results of Great-West Life & Annuity Insurance Company, the operating subsidiary of the Registrant. A copy of the press release is attached as Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.

This Form 8-K contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Registrant's beliefs concerning future or projected levels of sales of the Registrant's products, investment spreads or yields, or the earnings or profitability of the Registrant's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Registrant's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Registrant. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Registrant specifically, such as credit, volatility and other risks associated with the Registrant's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Registrant and certain of its subsidiaries with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2003

                                 GWL&A FINANCIAL INC.


                                 By:/s/ Richard G. Schultz

                                 Name: Richard G. Schultz
                                 Title: Vice President, Counsel and Associate
                                        Secretary

                                   Great-West
                                  LIFECO Inc.

                                    RELEASE

                                                                      TSX:GWO

              Great-West Lifeco reports first quarter 2003 results

Winnipeg, May 1, 2003 ... Great-West Lifeco Inc. has reported net income attributable to common shareholders of $253 million or $0.690 per common share for the three months ended March 31, 2003, an increase of 14.6% compared to $0.602 per common share reported for the first quarter of 2002.

Highlights - first quarter 2003

o Earnings per common share increased 14.6% over 2002 levels, reflecting solid increases in earnings from Lifeco's Canadian and United States operations.
o Return on common shareholders' equity was 23.5% for the twelve months ended March 31, 2003, compared to 21.2% in 2002.
o Quarterly dividends declared were 27(cent) per common share payable June 30, 2003. Dividends paid on common shares for the first three months of 2003 were 20% higher than a year ago.

Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company (Great-West) in Canada and Great-West Life & Annuity Insurance Company (GWL&A) in the United States, together with Lifeco's corporate results.

Canadian consolidated net earnings of Lifeco attributable to common shareholders for the three months ended March 31, 2003 increased 17% to $121 million from $103 million at March 31, 2002.

Lifeco's United States consolidated net earnings for the three months ended March 31, 2003 increased 11% to $132 million from $119 million a year ago.

The Great-West Life Assurance Company

Developments

o Earnings in the group insurance and individual insurance lines of business increased significantly for the first three months of 2003, compared with the same period last year.

o In January, the Company launched Fund Focus. Through an agreement with Globefund, Fund Focus delivers enhanced fund information on the Company's proprietary funds and third-party funds to Freedom 55 Financial and Great-West distribution channels, through the Internet.

Results

"This was a very good first quarter for Great-West Life. In particular, our traditional group and individual lines of business did very well in an environment where consumers and businesses alike are seeking greater security. This helped offset the impact of the markets, highlighting the strengths inherent in the diversification of our business," says Raymond L. McFeetors, President and Chief Executive Officer.

The 17% increase in earnings for the three months ended March 31, 2003, compared to a year ago, was due, in large part, to favourable mortality and group morbidity experience, combined with improved investment income margins.

Total premiums and deposits for the three months ended March 31, 2003, including reinsurance premiums, were essentially the same as 2002 levels, with increases in risk-based product premium offset by a reduction in segregated funds deposits.

Fee income increased 5% in the three months ended March 31, 2003 compared to 2002, associated with both assets under administration and ASO contracts.

Total assets under administration at March 31, 2003 were $54.7 billion, up slightly from March 31 and December 31, 2002 levels, with increases in general funds mitigated by reductions in segregated funds.

Great-West Life & Annuity Insurance Company

Developments

o Health care earnings for the three months ended March 31, 2003 were up significantly over first quarter 2002.
o GWL&A's bank market partners continued to deliver strong results, with record sales of term life insurance products this quarter.
o The New York Metropolitan Transport Authority and the Commonwealth of Pennsylvania selected GWL&A to provide defined contribution recordkeeping services for their respective organizations. When the contracts are finalized, 38,000 participants in the Transport Authority and 47,000 participants in the state of Pennsylvania will roll over approximately $1.7 billion in total assets to Great-West.

Results

"Our first quarter results attest to the importance of the diversification of our lines of business," says William T. McCallum, President and Chief Executive Officer, GWL&A. "Our Employee Benefits and Financial Services Divisions, as well as our investment portfolio, are delivering solid results."

The 11% increase in earnings for the three months ended March 31, 2003, compared to a year ago, was primarily associated with the Employee Benefits Division, reflecting a significant improvement in both group mortality and morbidity results.

The decrease in US $ premium income and deposits for 2003 of 16% was comprised of reductions in both Employee Benefits and Financial Services. The reduction in the Employee Benefits segment is due to a contraction in health care medical membership, while the reduction in the Financial Services segment is primarily due to lower segregated funds deposits.

Fee income is derived from the management of segregated funds assets and the administration of Group health ASO business. The decrease in fee income in 2003 arises out of both the health care business and the effects of the U.S. equity markets on segregated funds fees.

Total assets under administration were $38.8 billion at March 31, 2003, down $5.3 billion and $2.9 billion compared with March 31, 2002 and December 31, 2002, respectively, essentially due to reductions in market values of segregated funds and a change in foreign exchange translation rates.

Quarterly Dividends

At its meeting today, the Board of Directors approved a quarterly dividend of $0.27 per share on the common shares of the Company payable June 30, 2003 to shareholders of record at the close of business June 16, 2003.

In addition, the Directors approved quarterly dividends on the preferred shares of the Company:

o    Series C First Preferred Shares $0.484375 per share; and

o Series D First Preferred Shares $0.293750 per share payable June 30, 2003 to shareholders of record at the close of business June 16, 2003

o Class A, Series 1 Preferred Shares $0.3125 per share payable July 31, 2003 to shareholders of record at the close of business July 17, 2003.

CANADA LIFE

On February 17, 2003, Lifeco and Canada Life Financial Corporation announced that Lifeco had agreed to acquire all of the outstanding common shares of Canada Life Financial Corporation for a combination of cash and Lifeco securities then valued at $44.50 per common share of Canada Life Financial Corporation. The acquisition is subject to shareholder and regulatory approvals and is expected to close in the third quarter.

Great-West Lifeco

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses, primarily in Canada and the United States. Lifeco's subsidiaries - The Great-West Life Assurance Company and London Life Insurance Company (Freedom 55 Financial(TM)) in Canada and Great-West Life & Annuity Insurance Company in the United States - serve the financial security needs of more than 13 million people. Lifeco and its companies have $93 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

Forward-looking statements

This release may contain forward-looking statements about future operations, financial results, objectives and strategies of the Company. Forward-looking statements are typically identified by the words "believe", "expect", "anticipate", "intend", "estimate" and other similar expressions.

These statements are necessarily based on estimates and assumptions that are inherently subject to risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially due to a variety of factors, including legislative or regulatory developments, competition, technological change, global capital market activity, interest rates and general economic and political conditions in Canada, North America or internationally.

Readers are urged to consider these and other such factors carefully and not place undue emphasis on the Company's forward-looking statements.

Unless otherwise required by securities laws, the Company does not intend or have any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Further information

Financial highlights and the March 31, 2003 interim unaudited consolidated financial statements are attached.

Great-West Lifeco's first quarter analyst teleconference will be held Thursday, May 1, at 2:30 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at 1-800-295-1311.

A replay of the call will be available from May 1 until May 8 and can be accessed by calling 1-800-408-3053 (passcode: 1394337) or 416-695-5800 in
Toronto.

                                     - end -

For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705
marlene.klassen@gwl.ca

                               REPORT TO THE BOARD

                             AUDIT COMMITTEE REPORT

                                   MAY 1, 2003

                                TABLE OF CONTENTS

PAGE                DESCRIPTION

1       FINANCIAL HIGHLIGHTS
        FINANCIAL STATEMENTS
2       SUMMARY OF CONSOLIDATED OPERATIONS
3       CONSOLIDATED BALANCE SHEET
4       CONSOLIDATED STATEMENT OF SURPLUS
5       CONSOLIDATED STATEMENT OF CASH FLOWS
6       NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
7       EARNINGS PER COMMON SHARE
8       NET INCOME - COMMON SHAREHOLDERS
8(A)    CONSOLIDATED SHAREHOLDERS NET INCOME
9       AUDIT COMMITTEE REPORT



                        FINANCIAL HIGHLIGHTS (unaudited)
            (in millions of dollars except per common share amounts)

                                               2003                        2002
                                   ---------------------------- ------------------------------------
                                   ---------------------------- ------------------------------------
                                    Canada     U.S.    Total     Canada    U.S.    Total     % Change
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
For the three months ended March 31
Premiums:
   Life insurance, guaranteed annuities
     and insured health products     $ 1,131    $ 666  $ 1,797   $ 1,033    $ 750  $ 1,783       1%
   Reinsurance                         1,152        -    1,152     1,125        -    1,125       2%
Self-funded premium equivalents
    (ASO contracts)   (1)                358    1,808    2,166       326    2,150    2,476     -13%
Segregated funds deposits:   (1)

   Individual products                   432       94      526       617      199      816     -36%
   Group products                        278      767    1,045       260    1,075    1,335     -22%
                                   ---------------------------- ---------------------------  -------
                                   ---------------------------- ---------------------------  -------
Total premiums and deposits          $ 3,351  $ 3,335  $ 6,686   $ 3,361  $ 4,174  $ 7,535     -11%
                                   ---------------------------- ---------------------------  -------
                                   ---------------------------- ---------------------------  -------

Fee and other income                     107      326      433       102      361      463      -6%

Paid or credited to policyholders      2,512      810    3,322     2,377      925    3,302       1%

Net income attributable to:
   Preferred shareholders                  6        -        6         7        -        7     -14%
   Common shareholders                   121      132      253       103      119      222      14%

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Per Common Share

Basic earnings                                         $ 0.690                     $ 0.602    14.6%
Dividends paid                                           0.270                       0.225    20.0%
Book value                                               11.47                       10.77     6.5%

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Return on common shareholders' equity (12 months)
Net income                                               23.5%                       14.6%
Adjusted net income (2)                                  -                           21.2%

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
At March 31

Total assets                        $ 36,891 $ 22,642 $ 59,533  $ 34,613 $ 23,948 $ 58,561       2%
Segregated funds assets  (1)          17,825   16,113   33,938    19,708   20,152   39,860     -15%
                                   ---------------------------- ---------------------------  -------
                                   ---------------------------- ---------------------------  -------
Total assets under administration   $ 54,716 $ 38,755 $ 93,471  $ 54,321 $ 44,100 $ 98,421      -5%
                                   ============================ ===========================  =======
                                   ============================ ===========================  =======
Capital stock and surplus                              $ 4,626                     $ 4,502       3%


(1) Segregated funds deposits and self-funded premium equivalents (ASO contracts)
    The financial statements of a life insurance company do not include the assets, liabilities, deposits and withdrawals of segregated funds or the claims payments related to administrative services only (ASO) Group health contracts. However, the Company does earn fee and other income related to these contracts. Both segregated fund and ASO contracts are an important aspect of the overall business of the Company and should be considered when comparing volumes, size and trends.

(2) Return on common shareholders' equity for the 12 months ended March 31, 2002 is presented, for comparative purposes, on an adjusted basis excluding certain 2001 non-recurring items.



                 SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
            (in millions of dollars except earnings per common share)

                                                                For the three months
                                                                   ended March 31
                                                               ------------------------
                                                               ------------------------
                                                                  2003         2002
                                                               ------------ -----------
                                                               ------------ -----------
Income
    Premium income                                                 $ 2,949     $ 2,908
    Net investment income                                              948         942
    Fee and other income                                               433         463
                                                               ------------ -----------
                                                               ------------ -----------
                                                                     4,330       4,313
                                                               ------------ -----------
                                                               ------------ -----------

Benefits and Expenses
    Paid or credited to policyholders and
         beneficiaries including policyholder
         dividends and experience refunds                            3,322       3,302
    Commissions                                                        170         171
    Operating expenses                                                 430         470
    Premium taxes                                                       30          28
                                                               ------------ -----------
                                                               ------------ -----------

Net operating income before income taxes                               378         342

    Income taxes- current                                               81          61
                - future                                                25          43
                                                               ------------ -----------
                                                               ------------ -----------

Net income before non-controlling interests                            272         238

Non-controlling interests (note 4)                                      13           9
                                                               ------------ -----------
                                                               ------------ -----------

Net income                                                           $ 259       $ 229
                                                               ============ ===========
                                                               ============ ===========

Earnings per Common Share (note 7)

    Basic                                                          $ 0.690     $ 0.602
                                                               ============ ===========
                                                               ============ ===========

    Diluted                                                        $ 0.683     $ 0.594
                                                               ============ ===========
                                                               ============ ===========

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

Summary of Net Income

    Preferred shareholder dividends                                    $ 6         $ 7

    Net income - common shareholders                                   253         222
                                                               ------------ -----------
                                                               ------------ -----------

    Net income                                                       $ 259       $ 229
                                                               ============ ===========
                                                               ============ ===========

Average number of shares outstanding - basic                   366,235,013  369,079,660
Average number of shares outstanding - diluted                 370,254,386  374,032,678



United States operating results during the three months ended March 31, 2003 have been included at the average market rate of $1.5100 Canadian compared with $1.5945 Canadian for the three months ended March 31, 2002.

                     CONSOLIDATED BALANCE SHEET (unaudited)
                            (in millions of dollars)

                                                       March 31,         December 31,    March 31,
                                                         2003             2002             2002
                                                      ------------     ------------     ------------
                                                      ------------     ------------     ------------
      Assets
      Bonds                                              $ 33,884         $ 33,764         $ 32,533
      Mortgage loans                                        7,601            7,850            8,110
      Stocks                                                1,416            1,581            1,327
      Real estate                                           1,215            1,267            1,241
      Loans to policyholders                                5,869            6,177            6,232
      Cash and certificates of deposit                        966              912              683
      Funds withheld by ceding insurers                     4,791            4,786            4,262
      Premiums in course of collection                        352              305              546
      Interest due and accrued                                538              511              592
      Future income taxes                                      99              138              141
      Goodwill and intangible assets (note 2)               1,682            1,687            1,730
      Other assets                                          1,120            1,093            1,164
                                                      ------------     ------------     ------------
                                                      ------------     ------------     ------------

      Total assets                                       $ 59,533         $ 60,071         $ 58,561
                                                      ============     ============     ============
                                                      ============     ============     ============

      Liabilities

      Policy liabilities

         Actuarial liabilities                           $ 43,332         $ 44,508         $ 43,946
         Provision for claims                                 590              645              621
         Provision for policyholder dividends                 353              363              354
         Provision for experience rating refunds              874              927              684
         Policyholder funds                                 1,896            1,853            1,792
                                                      ------------     ------------     ------------
                                                      ------------     ------------     ------------
                                                           47,045           48,296           47,397

      Commercial paper and other loans (note 3)             1,568            1,012            1,071
      Current income taxes                                    447              454              501
      Other liabilities                                     2,619            2,081            1,695
      Repurchase agreements                                   220              511              434
      Net deferred gains on portfolio investments sold        984              958            1,016
                                                      ------------     ------------     ------------
                                                      ------------     ------------     ------------
                                                           52,883           53,312           52,114

      Non-controlling interests (note 4)                    2,024            2,051            1,945

      Capital Stock and Surplus

         Capital stock (note 5)                             1,981            1,982            2,083
         Surplus                                            2,517            2,382            2,056
         Provision for unrealized gain on translation
           of net investment in foreign operations            128              344              363
                                                      ------------     ------------     ------------
                                                      ------------     ------------     ------------
                                                            4,626            4,708            4,502
                                                      ------------     ------------     ------------
                                                      ------------     ------------     ------------

      Liabilities, capital stock and surplus             $ 59,533         $ 60,071         $ 58,561
                                                      ============     ============     ============
                                                      ============     ============     ============




United States assets and liabilities have been translated at the market rates of $1.4700 Canadian for March 31, 2003, $1.5800 Canadian for December 31, 2002 and $1.5935 Canadian for March 31, 2002.

                  CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
                            (in millions of dollars)

                                                                               For the three months
                                                                                 ended March 31
                                                                         ---------------------------------
                                                                         ---------------------------------
                                                                            2003               2002
                                                                         ------------     ----------------
                                                                         ------------     ----------------
Balance, beginning of year                                                   $ 2,382              $ 1,951

Net income                                                                       259                  229

Common share cancellation excess                                                 (19)                 (34)

Dividends to shareholders

      Preferred shareholders                                                      (6)                  (7)
      Common shareholders                                                        (99)                 (83)
                                                                         ------------     ----------------
                                                                         ------------     ----------------

Balance, end of period                                                       $ 2,517              $ 2,056
                                                                         ============     ================
                                                                         ============     ================


                CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                            (in millions of dollars)

                                                                                For the three months

                                                                             ended March 31

                                                                            ------------------------------
                                                                            ------------------------------
                                                                               2003              2002
                                                                            ------------      ------------
                                                                            ------------      ------------

Operations

   Net income                                                                     $ 259             $ 229
   Adjustments for non-cash items:
      Change in policy liabilities                                                  114              (113)
      Change in funds withheld by ceding insurers                                    (5)              215
      Change in current income taxes payable                                         (7)              (11)
      Future income tax expense                                                      25                43
      Other                                                                         429              (766)
                                                                            ------------      ------------
                                                                            ------------      ------------
Cash flows from operations                                                          815              (403)

Financing Activities

   Issue of common shares                                                             2                 5
   Purchased and cancelled common shares                                            (22)              (38)
   Issue of debentures                                                              600                 -
   Repayment of commercial paper and other loans                                    (14)               (4)
   Debenture Issue costs                                                             (6)                -
   Dividends paid                                                                  (105)              (90)
                                                                            ------------      ------------
                                                                            ------------      ------------
                                                                                    455              (127)

Investment Activities

   Bond sales and maturities                                                      6,831             5,591
   Mortgage loan repayments                                                         333               431
   Stock sales                                                                      225                60
   Real estate sales                                                                 56                36
   Change in loans to policyholders                                                 (18)              (18)
   Change in repurchase agreements                                                 (262)               35
   Investment in subsidiaries                                                         -                72
   Investment in bonds                                                           (8,165)           (5,612)
   Investment in mortgage loans                                                    (123)             (171)
   Investment in stocks                                                             (85)              (40)
   Investment in real estate                                                         (8)               (8)
                                                                            ------------      ------------
                                                                            ------------      ------------
                                                                                 (1,216)              376

Increase (decrease) in cash and certificates of deposit                              54              (154)

Cash and certificates of deposit, beginning of year                                 912               837
                                                                            ------------      ------------
                                                                            ------------      ------------

Cash and certificates of deposit, end of period                                   $ 966             $ 683
                                                                            ============      ============
                                                                            ============      ============

Notes to Interim Consolidated Financial Statements (unaudited)
($ amounts in millions except per share amounts)

1.  Basis of Presentation and Summary of Accounting Policies

(a) The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at March 31, 2003 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2002, except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company's annual report dated December 31, 2002.

(b) New Accounting Requirements for 2003

    Disclosure of Guarantees

    In February 2003, the CICA issued Accounting Guideline 14 (AcG-14), Disclosure of Guarantees, which identifies disclosure requirements for certain guarantees, for financial statements of interim and annual periods on or after January 1, 2003.

    In the normal course, the Company may enter into agreements which may contain features which meet the AcG-14 definition of a guarantee, and while the maximum guarantee cannot always be determined, given the nature of the future events which may or may not occur, any such arrangements that were material have been previously disclosed by the Company.

(c) Certain of 2002 amounts presented for comparative purposes have been reclassified to conform with the presentation adopted in the current year.

2.  Goodwill and Other Intangible Assets

(a) The carrying value of goodwill and changes in the carrying value of goodwill are as follows:

           For the three months ended March 31                            2003
                                                                       ---------------------------------------
                                                                       ---------------------------------------
                                                                         Canada      United States   Total
                                                                       -----------   -------------------------
                                                                       -----------   -----------   -----------
           Balance, beginning of year                                      $1,092          $ 66        $1,158
           Changes in foreign exchange rates                                   (1)           (4)           (5)
                                                                       -----------   -----------   -----------
                                                                       -----------   -----------   -----------
           Balance, end of period                                          $1,091          $ 62        $1,153
                                                                       ===========   ===========   ===========
                                                                       ===========   ===========   ===========

                                                                          2002

                                                                       ---------------------------------------
                                                                       ---------------------------------------
                                                                         Canada      United States   Total

                                                                       -----------   -----------   -----------
                                                                       -----------   -----------   -----------
           Balance, beginning of year                                      $1,538          $ 66        $1,604
           Reclassification between goodwill and intangible assets           (529)            -          (529)
           Reclassification between goodwill and future taxes                 129             -           129
           Sale of subsidiary                                                  (3)            -            (3)
                                                                       -----------   -----------   -----------
                                                                       -----------   -----------   -----------
           Balance, end of period                                          $1,135          $ 66        $1,201
                                                                       ===========   ===========   ===========
                                                                       ===========   ===========   ===========


      (b) The carrying value of intangible assets and changes in the carrying value of intangible assets are as follows:

           For the three months ended March 31                            2003
                                                                       ---------------------------------------
                                                                       ---------------------------------------
                                                                         Canada      United States   Total

                                                                       -----------   -------------------------
                                                                       -----------   -----------   -----------
           Balance, beginning and end of period                             $ 529           $ -         $ 529
                                                                       ===========   ===========   ===========
                                                                       ===========   ===========   ===========

                                                                          2002

                                                                       ---------------------------------------
                                                                       ---------------------------------------
                                                                         Canada      United States   Total

                                                                       -----------   -----------   -----------
                                                                       -----------   -----------   -----------
           Balance, beginning of year                                         $ -           $ -           $ -
           Reclassification from goodwill

                - Brands and trademarks                                       175             -           175
                - Shareholder portion of acquired future Participating
                      account profits                                         354             -           354
                                                                       -----------   -----------   -----------
                                                                       -----------   -----------   -----------
           Balance, end of period                                           $ 529           $ -         $ 529
                                                                       ===========   ===========   ===========
                                                                       ===========   ===========   ===========



3. Commercial Paper and Other Loans (changes since December 31, 2002 annual report)

    On March 21, 2003 the Company issued $200 principal amount of 6.14% debentures which mature on March 21, 2018 and $400 principal amount of 6.67% debentures which mature on March 21, 2033.

4.  Non-Controlling Interests

    The Company controlled a 100% equity interest in The Great-West Life Assurance Company (Great-West) and Great-West Life & Annuity Insurance Company (GWL&A) at March 31, 2003 and March 31, 2002. The non-controlling interests of GWL&A and Great-West and its subsidiaries are:

     a) For the three months ended March 31                  2003       2002
                                                           ---------  ---------
        Participating policyholder

                  Net income attributable to participating policyholder
                     before policyholder dividends
                       Great-West                              $ 25       $ 22
                       London Life                              133        130
                       GWL&A                                     47         51

                  Policyholder dividends

                       Great-West                                23         22
                       London Life                              130        127
                       GWL&A                                     47         51
                                                           ---------  ---------
                                                           ---------  ---------
                  Net income                                    $ 5        $ 3
                                                           ---------  ---------

        Preferred shareholder dividends                           3          6

        Non-controlling interests in capital stock and surplus    -          -

        Distribution on Great-West Life Capital Trust Securities  5          -
                                                           ---------  ---------
                                                           ---------  ---------
        Total                                                  $ 13        $ 9
                                                           =========  =========

     b) As at                                   March 31, December 31  March 31,
                                                  2003       2002        2002
                                                ---------- ---------  ---------
        Participating policyholder
           undistributed surplus
                  Great-West                        $ 332     $ 330      $ 332
                  London Life                         914       916        918
                  GWL&A                               227       244        235
                                                ---------- ---------  ---------
                                                    1,473     1,490      1,485

        Preferred shareholders                        209       209        459

        Non-controlling interests in capital stock
             stock and surplus                          1         2          1
        Trust units issued by Great-West Life Capital
          Trust                                       350       350          -
        Great-West Life Capital Trust units held by
          subsidiary                                   (9)        -          -
                                                ---------- ---------  ---------
                                                      341       350          -
                                                ---------- ---------  ---------
                                                  $ 2,024   $ 2,051    $ 1,945
                                                ========== =========  =========



5.   Capital Stock

     Authorized

         Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares
         Unlimited Common Shares

     Issued and Outstanding

                                          March 31, 2003             March 31, 2002
                                   -------------------------- ----------------------------
                                   -------------------------------------------------------
                                                 Stated Value               Stated Value
                                     Number      (thousands)    Number      (thousands)
                                   ------------  ------------ ------------  ------------
                                   ------------  ------------ ------------  ------------
     Preferred Shares:
       Series B, 7.45% Non-Cumulative
           First Preferred Shares            -           $ -    4,000,000     $ 100,000
       Series C, 7.75% Non-Cumulative
           First Preferred Shares    4,000,000       100,000    4,000,000       100,000
       Series D, 4.70% Non-Cumulative
           First Preferred Shares    8,000,000       200,000    8,000,000       200,000
       Series 1, 5.00% Non-Cumulative
           Class A Preferred Shares  5,192,242       129,806    5,192,242       129,806
                                   ------------  ------------ ------------  ------------
                                   ------------  ------------ ------------  ------------
         Balance, end of period     17,192,242     $ 429,806   21,192,242     $ 529,806
                                   ------------  ------------ ------------  ------------
                                   ------------  ------------ ------------  ------------

     Common Shares:

       Balance, beginning of year  366,376,712   $ 1,551,764  369,459,808   $ 1,553,294
       Purchased and cancelled under
           Normal Course Issuer Bid   (600,700)       (2,545)  (1,134,300)       (4,772)
       Issued under Stock Option Plan  149,946         2,227      492,799         4,903
                                   ------------  ------------ ------------  ------------
                                   ------------  ------------ ------------  ------------

       Balance, end of period      365,925,958   $ 1,551,446  368,818,307   $ 1,553,425
                                   ------------  ------------ ------------  ------------
                                   ------------  ------------ ------------  ------------
     Total Capital Stock                         $ 1,981,252                $ 2,083,231
                                                 ============               ============
                                                 ============               ============





6.  Stock-Based Compensation and Other Stock-Based Payment

    367,000 options were granted under the Company's stock option plan for the three months ended March 31, 2003. The weighted-average fair value of options granted during the three months ended March 31, 2003 was $9.89 per option. The fair value of each option granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for the options granted for the three months ended March 31, 2003: dividend yield 2.820%, expected volatility 26.16%, risk-free interest rate 4.742%, and expected life of 7 years.

    In accordance with the intrinsic value based method of accounting, no compensation expense has been recorded for options granted under the Company's plan. Had the fair value based method of accounting been applied, compensation expense, net of tax, would have been recorded for the options granted under the Company's plan since January 1, 2002 based on the fair value of the options granted, amortized over the vesting period. The Company's net income for 2003 and 2002 on this basis would have been reduced by less than $1 and earnings per common share would have been reduced by less than $0.001.

7.  Earnings Per Common Share

    The following table provides a reconciliation between basic and diluted earnings per common share:

                                                              For the three months
                                                                ended March 31
                                                           ---------------------------
                                                           ---------------------------
                                                              2003           2002
                                                           ------------  -------------
                                                           ------------  -------------
     a) Earnings

        Net income - common shareholders                         $ 253          $ 222
                                                           ============  =============
                                                           ============  =============

     b) Number of Common Shares at March 31

        Average number of common shares outstanding        366,235,013    369,079,660
        Add:
          -Potential exercise of outstanding stock options   4,019,373      4,953,018
                                                           ------------  -------------
                                                           ------------  -------------
        Average number of common shares outstanding
          - diluted basis                                   370,254,386    374,032,678
                                                           ============  =============
                                                           ============  =============

     Earnings per Common Share ( a) divided by b) )

        Basic                                                  $ 0.690        $ 0.602
                                                           ============  =============
                                                           ============  =============
        Diluted                                                $ 0.683        $ 0.594
                                                           ============  =============
                                                           ============  =============





8.  Proposed Acquisition


    On February 14, 2003, Lifeco entered into an agreement with Canada Life Financial Corporation (Canada Life), the parent company of The Canada Life Assurance Company, to acquire 100% of Canada Life outstanding common shares. The transaction is valued at $44.50 per Canada Life common share, representing an aggregate transaction value of $7.3 billion.

    The terms of the agreement allow Canada Life common shareholders to elect to receive one of the following alternatives for each of their Canada Life common shares:


     -    $44.50  in  cash  (to  an  aggregate  maximum  of  approximately  $4.4 billion); or


     - 1.78 Lifeco 4.80% Non-Cumulative First Preferred Shares, Series E (to an aggregate maximum of 24 million Lifeco Series E Shares); or

     - 1.78 Lifeco 5.90% Non-Cumulative First Preferred Shares, Series F (to an aggregate maximum of 8 million Lifeco Series F Shares); or

     - 1.1849 Lifeco common shares (to an aggregate maximum of approximately 56 million Lifeco common shares); or

     -    any combination of the foregoing;


in each case subject to election and proration as a result of the stated maximums.

The transaction is subject to approval by Canada Life common shareholders on May 5, 2003 and is also subject to approval by regulatory authorities. The transaction is expected to close in the third quarter of 2003.


To support the transaction, Power Financial Corporation has committed to invest $800 to purchase 21.302 million common shares of Lifeco from treasury via private placement. Investors Group Inc. has also agreed to invest $100 by purchasing 2.662 million Lifeco common shares from treasury via private placement.


Lifeco also entered into a commitment with a Canadian chartered bank (the "Bank") pursuant to which the Bank agreed to underwrite a credit facility in favour of Lifeco or one or more of its subsidiaries. The credit facility provides short-term funding alternatives, and also offers up to $600 of five year term financing.

9.

Segmented Information

    Consolidated Operations

                    For the Three Months Ended March 31, 2003

                                                                 Canadian Operations
                                     -------------------------------------------------------------------------
                                     -------------------------------------------------------------------------
                                                                                           Participating
                                      Shareholder                                          Policyholder
                                     ---------------------------------------------------  --------------------
                                     ---------------------------------------------------  --------------------
                                                Individual                                 Individual
                                                Insurance &                                Insurance &
                                       Group    Investment                                 Investment Total
                                      Insurance Products  ReinsurancCorporate   Total      Products   Canada
                                     --------- --------  -------------------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Income:
            Premium income              $ 574    $ 205    $ 1,152        $ 3    $ 1,934      $ 349    $ 2,283
            Net investment income          51      111        165         32        359        236        595
            Fee and other income           17       84          -          6        107          -        107
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Total income                    642      400      1,317         41      2,400        585      2,985
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Benefits and Expenses:

            Paid or credited to
             policyholders                474      227      1,302          9      2,012        500      2,512
            Other                         120       93          7          9        229         68        297
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net operating income
            before income taxes            48       80          8         23        159         17        176

          Income taxes                     12       20         (3)        (5)        24         12         36
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Net income before
              non-controlling interests    36       60         11         28        135          5        140

          Non-controlling interests         -        -          -          8          8          5         13
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Net income                     $ 36     $ 60       $ 11       $ 20      $ 127        $ -      $ 127
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========



          Summary of Net Income

            Preferred shareholder dividend$ -      $ -        $ -        $ 6        $ 6        $ -        $ 6
            Net income -  common
                     shareholders          36       60         11         14        121          -        121
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net income                     $ 36     $ 60       $ 11       $ 20      $ 127        $ -      $ 127
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========


          For the Three Months Ended March 31, 2003

                                                           United States Operations
                                     --------------------------------------------------------------
                                     --------------------------------------------------------------
                                                                              Participating
                                      Shareholder                             Policyholder
                                     ---------------------------------------------------
                                     ---------------------------------------------------
                                      Employee  Financial                     Financial     Total     Total
                                      Benefits  Services  Corporate  Total    Services      U.S.     Company

                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Income:

              Premium income            $ 373    $ 210        $ -      $ 583       $ 83      $ 666    $ 2,949
              Net investment income        29      188          9        226        127        353        948
              Fee and other income        240       85          1        326          -        326        433
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Total income                    642      483         10      1,135        210      1,345      4,330
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Benefits and Expenses:

              Paid or credited to
                policyholders             288      320         (1)       607        203        810      3,322
              Other                       246       79          2        327          6        333        630
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net operating income
            before income taxes           108       84          9        201          1        202        378

          Income taxes                     38       24          7         69          1         70        106
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Net income before
              non-controlling interests    70       60          2        132          -        132        272

          Non-controlling interests         -        -          -          -          -          -         13
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net income                     $ 70     $ 60        $ 2      $ 132        $ -      $ 132      $ 259
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========



          Summary of Net Income

              Preferred shareholder
                   dividends                -      $ -        $ -        $ -        $ -        $ -        $ 6
              Net income -  common
                   shareholders            70       60          2        132          -        132        253
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
              Net income                 $ 70     $ 60        $ 2      $ 132        $ -      $ 132      $ 259
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========


          For the Three Months Ended March 31, 2002

                                                                Canadian Operations
                                     -------------------------------------------------------------------------
                                     -------------------------------------------------------------------------
                                                                                           Participating
                                      Shareholder                                          Policyholder
                                     ---------------------------------------------------  ---------
                                     ---------------------------------------------------  ---------
                                                Individual                                 Individual
                                                Insurance &                                Insurance &
                                       Group    Investment                                 Investment  Total
                                      Insurance Products  Reinsurance  Corporate  Total    Products    Canada
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Income:
            Premium income              $ 530    $ 167    $ 1,125        $ 3    $ 1,825      $ 333    $ 2,158
            Net investment income          51      119        155         10        335        230        565
            Fee and other income           17       81          -          4        102          -        102
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Total income                    598      367      1,280         17      2,262        563      2,825
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Benefits and Expenses:

            Paid or credited to
              policyholders               450      185      1,242         11      1,888        489      2,377
            Other                         106      100          7          5        218         62        280
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net operating income
            before income taxes            42       82         31          1        156         12        168

          Income taxes                     16       28          3         (7)        40          9         49
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Net income before
              non-controlling interests    26       54         28          8        116          3        119

          Non-controlling interests         -        -          -          6          6          3          9
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net income                     $ 26     $ 54       $ 28        $ 2      $ 110        $ -      $ 110
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========



          Summary of Net Income

            Preferred shareholder dividend$ -      $ -        $ -        $ 7        $ 7        $ -        $ 7
            Net income -  common
                     shareholders          26       54         28         (5)       103          -        103
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net income                     $ 26     $ 54       $ 28        $ 2      $ 110        $ -      $ 110
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========


          For the Three Months Ended March 31, 2002

                                                        United States Operations
                                     -------------------------------------------------------------------------
                                     -------------------------------------------------------------------------
                                                                              Participating
                                      Shareholder                             Policyholder
                                     -------------------------------------------------------------------------
                                     -------------------------------------------------------------------------
                                      Employee  Financial                     Financial     Total     Total
                                      Benefits  Services  Corporate  Total    Services      U.S.     Company
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Income:

              Premium income            $ 418    $ 243        $ -      $ 661       $ 89      $ 750    $ 2,908
              Net investment income        24      211          4        239        138        377        942
              Fee and other income        272       89          -        361          -        361        463
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Total income                    714      543          4      1,261        227      1,488      4,313
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Benefits and Expenses:

              Paid or credited to
                policyholders             336      371         (1)       706        219        925      3,302
              Other                       290       88          6        384          5        389        669
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
          Net operating income
            before income taxes            88       84         (1)       171          3        174        342

          Income taxes                     31       25         (4)        52          3         55        104
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Net income before
              non-controlling interests    57       59          3        119          -        119        238

          Non-controlling interests         -        -          -          -          -          -          9
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------

          Net income                     $ 57     $ 59        $ 3      $ 119        $ -      $ 119      $ 229
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========



          Summary of Net Income

              Preferred shareholder
                dividend                  $ -      $ -        $ -        $ -        $ -        $ -        $ 7
              Net income -  common
                   shareholders            57       59          3        119          -        119        222
                                     --------- --------  --------- ---------------------  --------- ----------
                                     --------- --------  --------- ---------------------  --------- ----------
              Net income                 $ 57     $ 59        $ 3      $ 119        $ -      $ 119      $ 229
                                     ========= ========  ========= =====================  ========= ==========
                                     ========= ========  ========= =====================  ========= ==========

                            Earnings Per Common Share

                                   Comparisons

                                            2003          2002          2001          2000
                                          ----------    ----------    ----------    ----------
                                          ----------    ----------    ----------    ----------
First Quarter                           $     0.690   $     0.602   $     0.446   $     0.376
Goodwill Amortization                             -             -         0.043         0.043
                                          ----------    ----------    ----------    ----------
                                          ----------    ----------    ----------    ----------
Adjusted First Quarter                        0.690         0.602         0.489         0.419

Second Quarter                                              0.634         0.097         0.438
Goodwill Amortization                                           -         0.043         0.043
Alta Charges                                                    -         0.440             -
                                          ----------    ----------    ----------    ----------
                                          ----------    ----------    ----------    ----------
Adjusted Second Quarter                           -         0.634         0.580         0.481

Third Quarter                                               0.653         0.334         0.440
Goodwill Amortization                                           -         0.043         0.044
Sept 11 Charges                                                 -         0.199             -
                                          ----------    ----------    ----------    ----------
                                          ----------    ----------    ----------    ----------
Adjusted Third Quarter                            -         0.653         0.576         0.484

Fourth Quarter                                              0.641         0.510         0.468
Goodwill Amortization                                           -         0.048         0.044
Foreign Exchange - Alta                                         -         0.004             -
                                          ----------    ----------    ----------    ----------
                                          ----------    ----------    ----------    ----------
Adjusted Fourth Quarter                           -         0.641         0.562         0.512
                                          ----------    ----------    ----------    ----------
                                          ----------    ----------    ----------    ----------

Full Year                               $     0.690   $     2.530   $     2.207   $     1.896
                                          ==========    ==========    ==========    ==========
                                          ==========    ==========    ==========    ==========




                             Great-West Lifeco Inc.
                              Canada/U.S. Analysis

                                 March 31, 2003

                                                                  YEAR TO DATE
                                     ------------------------------------------------------------------------
                                     ------------------------------------------------------------------------

                                        Actual        Budget        Actual      Bud-03/   Act-03/   Act-03/
                                         2002          2003          2003        Act-02    Act-02    Bud-03
                                     ------------- -------------  ------------  --------- --------- ---------
                                     ------------- -------------  ------------  --------- --------- ---------

Canada (Millions - CDN $)
..    Operations - Great-West Life Canada  $ 106.9       $ 124.8       $ 125.0      16.7%     16.9%      0.2%

..    Canada Portion of Lifeco Exp.           (4.2)         (3.9)         (4.1)
                                     ------------- -------------  ------------  --------- --------- ---------
                                     ------------- -------------  ------------  --------- --------- ---------

        Lifeco - Cdn Segment              $ 102.7       $ 120.9       $ 120.9      17.7%     17.7%      0.0%
                                     ============= =============  ============  ========= ========= =========
                                     ============= =============  ============  ========= ========= =========


United States

..    Operations (GWL&A, US $)              $ 80.7        $ 82.3        $ 85.9       2.0%      6.4%      4.4%
..    GWL&A Nova Scotia withholding tax       (2.3)         (2.5)         (2.3)
                                     ------------- -------------  ------------  --------- --------- ---------
                                     ------------- -------------  ------------  --------- --------- ---------

        Sub-total                          $ 78.4        $ 79.8        $ 83.6       1.8%      6.6%      4.8%

..    FX Translation                          46.6          46.4          42.7
..    Hedge                                   (5.1)            -           5.6
                                     ------------- -------------  ------------  --------- --------- ---------
                                     ------------- -------------  ------------  --------- --------- ---------

        Sub-total                         $ 119.9       $ 126.2       $ 131.9       5.3%     10.0%      4.5%

..    U.S. Portion of Lifeco Exp.             (0.5)            -             -
                                     ------------- -------------  ------------  --------- --------- ---------
                                     ------------- -------------  ------------  --------- --------- ---------

        Lifeco - U.S. Segment             $ 119.4       $ 126.2       $ 131.9       5.7%     10.5%      4.5%
                                     ============= =============  ============  ========= ========= =========
                                     ============= =============  ============  ========= ========= =========

Total Lifeco                              $ 222.1       $ 247.1       $ 252.8      11.3%     13.8%      2.3%
                                     ============= =============  ============  ========= ========= =========
                                     ============= =============  ============  ========= ========= =========


EPS                                       $ 0.602       $ 0.675       $ 0.690      12.1%     14.6%      2.2%
                                     ============= =============  ============  ========= ========= =========
                                     ============= =============  ============  ========= ========= =========


U.S. $ Conversion Rate                     1.5945                      1.5100
U.S. Foreign Exchange Contracts            1.5295                      1.5787
U.S. Effective Rate                        1.5289        1.5809        1.5774


Average # shares outstanding          369,079,660   366,245,034   366,235,013




                             GREAT-WEST LIFECO INC.

                       SUMMARY OF CONSOLIDATED NET INCOME

                                 MARCH 31, 2003

                                  (000,000's $)

                                            PARTICIPATING                           COMMON
                                            POLICYHOLDER                          SHAREHOLDER
                                 -----------------------------------   -----------------------------------

                                   Budget       Actual       Actual       Budget       Actual      Actual
                                   Mar 03       Mar 03       Mar 02       Mar 03       Mar 03      Mar 02
                                   ------       ------       ------       ------       ------      ------

Canadian Operations
      Group Insurance          $        - $          -            -  $      10.4               10.4   9.2
      Group Health                      -            -            -         21.4              25.4   16.8
                                 ---------  ----------- ------------   ---------- ------------ -----------
          Total Group Insurance         -            -            -         31.8              35.8   26.0

      Individual Insurance           12.3          4.1          1.0         16.4              22.8   16.3
      Individual Health                 -            -            -          7.8                8.5   5.9
      Individual Annuity                -            -            -         16.2               18.5  21.8
      Group Annuity                     -            -            -          9.8               10.4   9.9
                                 ---------  ----------- ------------   ---------- ------------ -----------
          Total Ind Insur & Inv Produ12.3          4.1          1.0         50.2              60.2   53.9

      Reinsurance                     1.8          1.3          2.1         14.8               10.6  27.9

      Corporate                         -            -            -         24.1               14.3  (5.1)
                                 ---------  ----------- ------------   ---------- ------------ -----------

      Total Canadian Operations$     14.1 $        5.4          3.1  $     120.9             120.9  102.7
                                 =========  =========== ============   ========== ============ ===========

United States Operations

      Individual Insurance     $      0.6  $       0.6          0.5  $      25.2               22.1  21.2
      Individual Health                 -            -            -            -                  -     -
      Individual Annuity                -         (0.4)        (0.3)         2.5                2.2   2.3
      Group Annuity                     -         (0.1)        (0.1)        29.9              28.4   28.4
      401(K)                            -            -            -          7.2                6.8   7.2
                                 ---------  ----------- ------------   ---------- ------------ -----------
          Total Financial Services    0.6          0.1          0.1         64.8              59.5   59.1

      Employee Benefits                 -            -            -         59.1              70.2   57.2

      Corporate                         -            -            -          2.3                2.2   3.1
                                 ---------  ----------- ------------   ---------- ------------ -----------

      Total United States Opera$ions  0.6  $       0.1          0.1  $     126.2              131.9 119.4
                                 =========  =========== ============   ========== ============ ===========


Total Company                  $     14.7  $       5.5          3.2  $     247.1             252.8  222.1
-------------
                                 =========  =========== ============   ========== ============ ===========

      EARNINGS PER COMMON SHARE
                               Canada                                      0.330          0.330       0.278
                               US                                          0.345          0.360       0.324
                                                                          ------         ------      -----
                               Total                                       0.675          0.690       0.602

      Average Number of Shares                                         366,245,034  366,235,013  369,079,660
